EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-148055) of Teekay Tankers Ltd. pertaining to the Teekay Tankers Ltd. 2007 Long-Term Incentive Plan and in the Registration Statement (Form F-3 No. 333-159807) and related prospectus of Teekay Tankers Ltd. of our reports dated February 3, 2011 with respect to:
(i)	Carve-out financial statements of Esther Spirit as of December 31, 2009 and 2008 and for each of the three years in the period ended December 31, 2009, and
(ii)
Carve-out financial statements of Iskmati Spirit (Successor) as of December 31, 2009 and 2008 and for the five month period ended December 31, 2007 and for each of the years ended December 31, 2008 and 2009 and Iskmati Spirit (Predecessor) for the five month period ended May 31, 2007 and the two month period ended July 31, 2007, which are included in the Report on Form 6-K filed with the Securities and Exchange Commission on February 3, 2011.

Vancouver, Canada	/s/ ERNST & YOUNG LLP
February 3, 2011	Chartered Accountant